United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2014

Black Diamond, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Zeena Freeman Employment Agreement

On August 11, 2014, Black Diamond, Inc. (the “Company”) entered into an employment agreement with Ms. Zeena A. Freeman (the “Freeman Employment Agreement”) which provides for Ms. Freeman’s employment as President of the Company for a term expiring on December 31, 2019, subject to certain termination rights, during which time she will receive an annual base salary at the rate of $500,000. It is expected that Ms. Freeman will become the Company’s Chief Executive Officer no later than June 30, 2015.

Under the terms of the Freeman Employment Agreement, the Company issued and granted to Ms. Freeman an option to purchase 300,000 shares of the Company’s common stock pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”), having an exercise price of $8.87 per share, of which 75,000 shares of common stock will vest and become exercisable on each of December 31, 2015, December 31, 2016, December 31, 2017, and December 31, 2018. The Freeman Employment Agreement also provides that within three business days of Ms. Freeman’s expected appointment as the Company’s Chief Executive Officer, the Company will issue and grant to Ms. Freeman an option to purchase 100,000 shares of the Company’s common stock pursuant to the Plan, having an exercise price of equal to the closing price of the Company’s common stock on the date of grant, of which 33,334 shares of common stock will vest and become exercisable on December 31, 2015, and 33,333 shares of common stock will vest and become exercisable on each of December 31, 2016, and December 31, 2017.

Also under the terms of the Freeman Employment Agreement, the Company issued and granted to Ms. Freeman a restricted stock award of 300,000 restricted shares under the Plan, of which (i) 50,000 restricted shares will vest and become nonforteitable on August 25, 2014; (ii) 205,000 restricted shares will vest and become nonforteitable as follows: (A) 45,000 restricted shares will vest if, on or before June 30, 2017, the Fair Market Value (as defined in the Plan) of the Company’s common stock shall have equaled or exceeded $15.00 per share for five consecutive trading days; (B) 80,000 restricted shares will vest if, on or before December 31, 2019, the Fair Market Value of the Company’s common stock shall have equaled or exceeded $20.00 per share for five consecutive trading days; (C) 80,000 restricted shares will vest if, on or before December 31, 2019, the Fair Market Value of the Company’s common stock shall have equaled or exceeded $22.00 per share for five consecutive trading days; and (iii) 15,000 restricted shares will vest and become nonforfeitable on each of December 31, 2015, December 31, 2016 and December 31, 2017. All vested restricted shares will be subject to a lock-up provision restricting sales, dispositions, pledges and transfers of such shares through December 31, 2016.

In addition, Ms. Freeman is entitled, at the sole and absolute discretion of the Compensation Committee of the Company’s Board of Directors, to receive performance bonuses, which may be based upon a variety of factors, with an annual bonus opportunity targeted at 30% of Ms. Freeman’s annual base salary. Ms. Freeman will also be entitled, at the sole and absolute discretion of the Compensation Committee of the Company’s Board of Directors, to participate in other bonus plans of the Company.

In addition to confidentiality provisions, the Freeman Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers), non-solicitation (relating to the Company’s employees) and non-disparagement provisions effective during the term of her employment and for a period of one or two years after the termination of her employment with the Company, as more particularly set forth in the Freeman Employment Agreement.

In the event that Ms. Freeman’s employment is terminated (i) as a result of her death or disability, (ii) by the Company without “cause” (as such term is defined in the Freeman Employment Agreement), (iii) by Ms. Freeman for certain reasons set forth in the Freeman Employment Agreement or (iv) by Ms. Freeman upon a “change in control” (as such term is defined in the Freeman Employment Agreement), Ms. Freeman will, subject to the provisions of the Freeman Employment Agreement, generally be entitled to receive, among other things, an amount equal to one year of her base salary, payment of COBRA premiums for a period of one year, earned but unpaid annual incentive bonuses, and in each case any unvested stock options or shares of restricted stock subject to time based vesting held by Ms. Freeman shall immediately vest, and any such vested shares of restricted shall cease to be subject to any lock-up provisions.

In the event that Ms. Freeman fails to comply with any of her obligations under the Freeman Employment Agreement, including, without limitation, the non-competition covenant and the non-interference and non-solicitation provisions, Ms. Freeman will be required to repay previous post termination payments paid to her pursuant to the Freeman Employment Agreement as of the date of such failure to comply and she will have no further rights in or to such payments payable to her pursuant to the Freeman Employment Agreement.

All payments and benefits provided under the Freeman Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

The foregoing description of the Freeman Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Freeman Employment Agreement, which is included as Exhibit 10.1, to this Current Report on Form 8-K (the “Report”) and incorporated herein by reference.

Peter Metcalf Letter Agreement; Amendment to Peter Metcalf Employment Agreement

On August 11, 2014, the Company entered into a letter agreement with Peter Metcalf (the “Metcalf Letter Agreement”), the Company’s Chief Executive Officer and former President. In the Metcalf Letter Agreement, Mr. Metcalf consented to the Company’s appointment of Ms. Freeman as the Company’s President and to the Company’s contemplated appointment of Ms. Freeman as the Company’s Chief Executive Officer by no later than June 30, 2015. Mr. Metcalf also acknowledged and agreed in the Metcalf Letter Agreement that the Company’s appointment of Ms. Freeman as the Company’s President and the Company’s contemplated appointment of Ms. Freeman as the Company’s Chief Executive Officer by no later than June 30, 2015, does not and will not provide Mr. Metcalf with the right to terminate his employment agreement with the Company dated as of June 5, 2013 (the “Metcalf Employment Agreement”) pursuant to Section 7(d)(ii) thereof, and the Metcalf Employment Agreement was deemed amended by the Metcalf Letter Agreement in such respect.

The foregoing descriptions of the Metcalf Letter Agreement and the Metcalf Employment Agreement do not purport to be complete and are qualified in their entirety by reference to (i) the Metcalf Letter Agreement, which is included as Exhibit 10.2 to this Report and incorporated herein by reference; and (ii) the Metcalf Employment Agreement, which is included as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2013 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   Effective as of August 11, 2014, Mr. Peter Metcalf ceased to serve as the President of the Company.

(c)   Effective as of August 11, 2014, the Company appointed Ms. Zeena A. Freeman as the Company’s President.  Ms. Freeman, who is 47 years of age, brings twenty-plus years of experience in international business, retail management and merchandising, and has worked in industries that include Apparel, Consumer Electronics, and Food & Beverage. From January 2012 to August 2014, Ms. Freeman was Principal of Freeman Global LLC, advising clients on global retail strategy, digital and multi-channel innovation. From November 2009 to November 2011, Ms. Freeman served at Sony Corporation as General Manager of Global Retail responsible for Sony's worldwide store and e-commerce businesses; she also served as the Senior Vice President of Consumer Business Development for Sony Corporation of America, and was a member of the Global Sales and Marketing team in Tokyo.  From July 2007 to June 2009, Freeman served as CEO of PEOPLE, an Indian fashion and lifestyle retail business that is part of the multi-national Aditya Birla Group. From August 1997 to April 2007, Ms. Freeman held a variety of senior merchandising and management roles principally at Gap, Inc., where she was Vice President and General Merchandise Manager of Banana Republic Factory Stores, Divisional Merchandise Manager, babyGap, and Divisional Merchandise Manager, Old Navy Canada. She also served as the special business assistant to Gap, Inc.’s CEO from January1999 to June 2000.  Ms. Freeman received her B.A. degree from Hamilton College and her MBA from New York University.

Ms. Freeman has no family relationships with any other director or officer of the Company.  The material terms of the Freeman Employment Agreement is set forth in Item 1.01 to this Report and is incorporated herein by reference as though fully set forth herein. There are no transactions in which Ms. Freeman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

(d) Effective as of August 11, 2014, the Board of Directors of the Company appointed Ms. Zeena A. Freeman to fill a vacancy on the Board of Directors, to serve until the next annual meeting of stockholders.  Under the terms of the Freeman Employment Agreement, so long as Ms. Freeman is serving as the Company’s President and/or Chief Executive Officer, the Board of Directors of the Company will nominate Ms. Freeman for election as a director of the Company at each annual or special meeting of the Company’s stockholders held for the purpose of electing directors to the Company’s Board of Directors. The disclosure set forth in Item 5.02(c) above with respect to Ms. Freeman is incorporated herein by reference.

(e)   The disclosure set forth in Item 1.01 of this Report with respect to Ms. Freeman and Mr. Metcalf, respectively, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits. The following Exhibits are filed herewith as a part of this Report:

Exhibit	Description

10.1	Employment Agreement, dated as of August 11, 2014, between Black Diamond, Inc. and Zeena Freeman.

10.2	Letter Agreement, dated as of August 11, 2014, between Black Diamond, Inc. and Peter Metcalf.

10.3	Employment Agreement, dated as of June 5, 2013, between Black Diamond, Inc. and Peter Metcalf (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 6, 2013 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2014

BLACK DIAMOND, INC.

By:	/s/ Aaron Kuehne
Name:	Aaron Kuehne
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement, dated as of August 11, 2014, between Black Diamond, Inc. and Zeena Freeman.

10.2	Letter Agreement, dated as of August 11, 2014, between Black Diamond, Inc. and Peter Metcalf.